ACHERON, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007

ACHERON, INC.

INDEX

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Acheron, Inc.

We have audited the accompanying balance sheets of Acheron, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for each of the years in the two year period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acheron, Inc. at December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2007 in conformity with accounting principles generally accepted in the in the United States of America.

Kempisty & Company
Certified Public Accountants PC
New York, New York
March 14, 2008

Acheron, Inc.
Consolidated Balance Sheets
(In US Dollars)

	December 31,	December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$812,274	$464,693
Accounts receivable, net (Note 3)	21,990,170	17,470,588
Inventory (Note 4)	7,274,943	5,437,952
Due from related parties (Note 14)	-	214,632
Prepaid expenses and other receivables	104,514	91,189
Security deposit	114,703	-
Total Current Assets	30,296,604	23,679,054
Deferred debt issuance cost	185,123	-
Property, plant and equipment, net (Note 6)	5,205,148	4,039,132
Total Assets	$35,686,875	$27,718,186

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$13,566,018	$11,860,099
Short-term loans (Note 7)	12,902,538	3,099,265
Wages payable	671,010	653,804
Capital lease payable (Note 8)	179,305	-
Interest payable	24,478	-
Due to related parties (Note 14)	12,339	-
Total Current Liabilities	27,355,688	15,613,168
Capital lease payable (Note 8)	226,220	-
Total Liabilities	27,581,908	15,613,168

Commitments and Contingencies (Note 10)	-	-

Stockholder's Equity
Preferred stock ($0.001 par value, 5,000,000 shares authorized, none issued and outstanding) (Note 1)	-	-
Common stock ($0.001 par value, 40,000,000 shares authorized, 15,000,000 issued and outstanding) (Note 1)	15,000	15,000
Additional Paid-in Capital (Note 1)	8,551,081	11,210,040
Retained earnings-Restricted (Note 9)	-	-
Retained earnings-Unrestricted	-	1,143,548
Accumulated other comprehensive income	(461,114)	(263,570)
Total Stockholder's Equity	8,104,967	12,105,018

Total Liabilities and Stockholder's Equity	$35,686,875	$27,718,186

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Consolidated Statements of Operations
(In US Dollars)

	For The Year Ended
	December 31,
	2007	2006

Sales	$56,355,689	$42,262,512
Cost of goods sold	(48,634,296)	(39,071,833)
Gross Profit	7,721,393	3,190,679
Operating Costs and Expenses:
Selling expenses	504,937	458,075
General and administrative	2,024,320	1,756,923
(Gain) loss on disposal of assets	(13,358)	600,115
Total operating costs and expenses	2,515,899	2,815,113
Income From Operations	5,205,494	375,566
Interest income (expenses) - net	(585,382)	(86,031)
Other income (expenses) - net	(113,352)	52,515

Income Before Income Taxes	4,506,760	342,050
Income taxes	-	-

Net income	4,506,760	342,050

Other Comprehensive Income:
Foreign currency translation adjustment	(197,544)	(360,920)

Comprehensive income	$4,309,216	$(18,870)

Basic and diluted earnings per share	$0.30	$0.02
Basic and diluted weighted average shares outstanding	15,000,000	15,000,000

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Consolidated Statements of Changes in Stockholder’s Equity
(In US Dollars)

						Accumulated
	Common Stock		Additional	Retained	Retained	Other
	$0.001 par value		Paid-in	Earnings	Earnings	Comprehensive
	Shares	Amount	Capital	Restricted	Unrestricted	Income	Total

Balance, December 31, 2005	15,000,000	$15,000	$5,614,185	$-	$801,498	$97,350	$6,528,033

Additional paid-in capital	-	-	5,595,855	-	-	-	5,595,855
Net income	-	-	-	-	342,050	-	342,050
Foreign currency translation adjustment	-	-	-	-	-	(360,920)	(360,920)
Balance, December 31, 2006	15,000,000	15,000	11,210,040	-	1,143,548	(263,570)	12,105,018

Dividend	-	-	(2,658,959)	-	(5,650,308)	-	(8,309,267)
Net income	-	-	-	-	4,506,760	-	4,506,760
Foreign currency translation adjustment	-	-	-	-	-	(197,544)	(197,544)
Balance, December 31, 2007	15,000,000	$15,000	$8,551,081	$-	$-	$(461,114)	$8,104,967

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Consolidated Statements of Cash Flows
(In US Dollars)

	For The Year Ended
	December 31,
	2007	2006
Operating activities
Net income	$4,506,760	$342,050
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	691,112	491,307
Loss (gain) on disposal of assets	13,358	(600,115)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,519,582)	(7,707,919)
Prepaid expenses and other receivables	(13,325)	(89,404)
Security deposit	(114,703)	-
Inventory	(1,850,349)	(1,609,050)
Interest payable	24,478	-
Wages payable	17,206	506,551
Accounts payable and accrued liabilities	1,705,919	5,420,832
Net cash provided by (used in) operating activities	460,874	(3,245,748)

Investing activities
Property, plant and equipment additions	(1,857,128)	(3,445,093)
Net cash provided by (used in) investing activities	(1,857,128)	(3,445,093)

Financing activities
Due from related parties	214,632	(142,600)
Due to related parties	12,339	-
Short term loan proceeds	9,618,150	1,994,699
Long-term Loans Payable	405,525	-
Additional Paid-in Capital	-	5,595,855
Dividend	(8,309,267)	-
Net cash provided by (used in) financing activities	1,941,379	7,447,954

Effect of exchange rate changes on cash and cash equivalents	(197,544)	(360,920)

Increase (decrease) in cash and cash equivalents	347,581	396,193

Cash and cash equivalents, beginning of year	464,693	68,500

Cash and cash equivalents, end of year	$812,274	$464,693

Interest paid	$590,304	$89,066
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Organization and Operations

Acheron was formed as a Nevada corporation on June 23, 1994 as Harvest E-xpress.  On May 1, 1997, it changed its name to HLS (USA), Inc. On April 13, 2006, it changed its name to Acheron, Inc.  Originally, Acheron’s business was grain cutting and custom machine hire.  It did not succeed in its business and it began seeking another opportunity.  In 1997, Acheron purchased HLS Corporation Unlimited to pursue the business of HLS whose asset consisted of securities representing approximately a 46% indirect interest in Henan Xinfei Co. Ltd., a Sino-foreign equity joint venture engaged in the manufacture and sale of refrigerators and freezers in China.  The terms of the acquisition were never met and in August 1999, it completed the unwinding of the transaction with HLS and Acheron has been inactive since that time.

On February 13, 2008, Acheron, Inc. (the “Acheron”) entered into and completed the transactions contemplated under a Securities Exchange Agreement (the “Exchange Agreement”) with the shareholder (the “Shareholder”) of Shing Mei Enterprises Ltd., a corporation organized under the laws of Samoa (the ”Company,” “we” or “Shing Mei”), pursuant to which the Acheron purchased from the Shareholder all issued and outstanding shares of the Company’s common stock in consideration for the issuance of 15,000,000 shares of common stock of the Company, (the "Share Exchange").

The Share Exchange resulted in a change in control of Acheron with the Shareholder owning 15,000,000 shares of common stock of the Company out of a total of 21,984,215 issued and outstanding shares after giving effect to the Share Exchange, or approximately 68%.  Also, the Shareholder was elected a director of the Company (as well as certain of Shareholder’s nominees, subject to the Company’s disclosure obligations under the Securities Exchange Act of 1934, as amended) and appointed as its executive officer.  As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of Acheron and (ii) Acheron succeeded to the business of Shing Mei as its sole business.   Accordingly, Acheron intends to change its name to Shing Mei Enterprises Limited.

In addition, Acheron issued into escrow for the benefit of one of Shing Mei’s executive officers, 1,000,000 shares that will be released to that individual upon the Company meeting certain earnings and other milestones .

As part of a Securities Exchange Agreement in February,2008, Acheron issued 4,567,500 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors who previously had provided bridge financing to Shing Mei. These issuances were made in exchange for promissory notes evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares.

In addition, Acheron agreed to issue a total of 1,828,222 Acheron shares and warrants to purchase 450,000 shares of Acheron common stock to the placement agent for a bridge financing that was recently completed by the Company and for other investment banking services.

As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of Acheron and (ii) Acheron succeeded to the business of Shing Mei as its sole business.

Shing Mei Enterprises Ltd. (“ShingMei”) was incorporated in SAMOA in August of 2003. In September 2004, the Company increased its registered capital to $4,000,000. The incremental part of $3,000,000 was the result of new investment from the shareholder. As at December 31, 2006, the Company has had registered capital of $4,000,000 $1.00 par value capital shares authorized, issued and outstanding.

In October 2004, ShingMei acquired 100% ownership of S.J. Electronics (Gongming loutsun Shenzhen) Co., Ltd., located in the City of Shenzhen in the Peoples Republic of China (“PRC”).

In November 2005, ShingMei established its own 100% subsidiary, Xujun Electronic (Ganzhou) Co., Ltd, located in the city of Quannan of Jiangxi Province in PRC.

In January 2006, ShingMei established its own 100% subsidiary, Guangxi Hezhou Xujun Electronics Co., Ltd. located in the city of Hezhou of Guangxi Province in PRC.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS (continued)

In August 2006, ShingMei established its own 100% subsidiary, S.J. Electronics Technology (Shenzhen) Co., Ltd. located in the city of Shenzhen of Guangdong Province in PRC.

In August 2007, ShingMei established its own 100% subsidiary, FuChuan Xujun science and Technology Electronics Co., Ltd. located in the city of FuChuan of Guangxi Province in PRC.

ShingMei owns 100% equity interest on its five subsidiaries (collectively referenced throughout as the “Company”) as at September 30, 2007, located in Shenzhen of Guangdong Province, Jiangxi Province and Guangxi Province in PRC individually.

The Company’s primary business activities are the manufacture of electronic cable products and assembling on wire harness by its five subsidiaries in PRC, and sales of overseas by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the ShingMei and its subsidiaries. Significant intercompany transactions have been eliminated on consolidation.

In the opinion of the management, the consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2007 and as of December 31, 2006 and the results of operations and cash flow for the years ended December 31, 2007 and 2006, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. The Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. The Management’s judgment and assessment on customers credit is severely to approve. The Company does not provide for a bad debt allowance but uses the direct write-off method due to its historical collection experiences. There was no bad debt as at December 31, 2007 and 2006.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories, which are primarily comprised of raw materials, work-in-process goods, packaging materials, and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. Cost is determined on the basis of a moving average. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 0% salvage value of original cost, over the estimated useful lives of the assets as follows:

Molds	2 years
Machinery and equipment	10 years
Electronic equipment	10 years
Computer equipment	10 years
Office equipment	10 years
Automobile	10 years
Leasehold improvement	10 years
Other equipment	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Impairment of Long-Lived Assets

The Company evaluates potential impairment of long-lived assets, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which requires the Company to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company believes that long-lived assets in the accompanying balance sheets are appropriately valued as at December 31, 2007 and 2006.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. The Company generally recognizes revenue when its products are shipped.

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions in PRC which do not provide insurance for amounts on deposit.

The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area. The Company mitigates this risk by spreading its deposits over 20 banks.

The Company operates principally in PRC and grants credit to its customers. Although the PRC is economically stable, it is always possible that unanticipated events both domestically and in foreign countries could disrupt either the Company’s operations or those of its customers.

Foreign Currency Translation

The functional currency of ShingMei is Hong Kong Dollar (“HKD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

However, the functional currency of all four subsidiaries of the Company is the Renminbi (“RMB”), the PRC’s currency. Those Subsidiaries maintain their financial statements using their own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of ShingMei, which are prepared in HKD, are translated into the Company’s reporting currency, United States Dollars (“USD”). All the financial statements of its four subsidiaries, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owners’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2005	8.06704	8.18197
Year ended December 31, 2006	7.79750	7.96369
Year ended December 31, 2007	7.29410	7.44713

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2005	7.75353	7.77788
Year ended December 31, 2006	7.77938	7.76895
Year ended December 31, 2007	7.80190	7.80153

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company's financial instruments include cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, value-added taxes, short-term and long-term bank loans, and loans payable to related parties. The carrying amounts of financial instruments other than long-term obligations approximate fair value due to their short maturities. Long-term obligations approximate fair value based upon rates currently available for similar instruments.

Debt Issuance Costs

Certain costs associated with the issuance of debt instruments are capitalized and included in non-current assets on the consolidated balance sheet. These costs are amortized to interest expense over the terms of the related debt agreements on a straight-line basis. Amortization of deferred financing costs included in interest expense was $22,377 in 2007.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”, which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No.48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on our financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of this standard will have no impact on our financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which includes an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the
Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our consolidated financial statements and footnote disclosures.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:
	December 31,
	2007	2006

Accounts receivable	$21,990,170	$17,470,588

There was no allowance for a bad debt provision for all periods as the Company, since inception, has adopted the direct write-off method for bad debts. Given the Company’s positive collection experience, there have been no bad debt write-offs from inception to the date of this filing.

Accounts receivables from the customers have been factored to banks as collateral to bank loans to obtain working capital. The above customers, all publicly listed companies in Taiwan, have passed creditability investigation of the lending banks. According to the bank loan agreement, when the accounts receivables are factored, the banks will collect the payments when due, charge interest on amount paid, and return the balance to the Company.

The following details the accounts receivable factored as collaterals to the short-term bank loans:

	December 31,
	2007	2006
A/R FACTORING:
Delta Electronics International Ltd.	$185,675	$787,331
FSP Technology Inc	2,716,000	1,820,633
Hipro Overseas (BVI) Inc.	-	318,538
Chicony Electronics (Dongguan) Co., Ltd.	619,000	172,763
Chicony Electronics (Suzou) Co., Ltd.	113,000	-
Li Shin International Ent Corp.	1,535,896	-
The short term loans of A/R Factoring	$5,169,571	$3,099,265

NOTE 4 - INVENTORY

Inventory consists of the following:

	December 31,
	2007	2006

Raw materials	$2,090,579	$1,286,811
Work in process	1,584,957	997,941
Finished goods	3,715,971	3,255,277
	7,391,507	5,540,029
Less: Declines in inventory value	(116,565)	(102,077)
	$7,274,942	$5,437,952

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 5 - ADVANCES TO SUPPLIERS AND OTHER RECEIVABLES

Advances to suppliers and other receivables consist of the following:

	December 31,
	2007	2006

Prepaid expenses and other receivables	$104,514	$91,189

Advances to suppliers represent amounts prepaid for production to assure a continued supply of materials. The advances are applied against amounts due the supplier as the materials are shipped.

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,
	2007	2006

Equipment and machinery	$5,418,553	$4,033,464
Automobiles	52,789	49,381
Other equipment	178,660	72,523
Computer equipment	82,170	71,345
Molds	50,219	-
Office equipment	13,573	12,696
Electronic equipment	350,951	169,051
Leasehold improvements	500,641	396,953
	6,647,556	4,805,413
Less: Accumulated depreciation	(1,442,408)	(766,281)
	$5,205,148	$4,039,132

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 7 - BANK LOANS

As of December 31, 2007, the Company had several outstanding bank loans which were used primarily for general working capital purposes. These are recurring loans which carry annual interest rates of 5.5% ~7.5% with maturity dates of 6 months. These loans are secured by the Company’s bank deposit. All bank credit facilities are created under Account Receivables Factoring with collectable authority from the customers or the Company. Those bank credit lines are rollover within one-year terms..

The outstanding bank loans are as below table:

	December 31,
	2007	2006
Short term loans

A/R Factoring
Far Eastern International Bank	$185,675	$787,331
Taipei Fubon Bank Hong Kong Branch	3,448,000	2,311,934
En Tie Commercial Bank	1,535,896	-
A/R Factoring Total:	5,169,571	3,099,265

L/C loans
Taipei Fubon Bank Hong Kong Branch	486,500	-
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	4,996,467	-
L/C loans Total:	5,482,967	-
Primary Capital, LLC	2,250,000	-
	$12,902,538	$3,099,265

NOTE 8 - CAPITAL LEASE PAYABLE

	December 31,
	2007	2006

Chialease International Finance Corporation (ShenZhen Office)
Capital lease payable	$405,525	$-
Less: Current portion	(179,305)	-
Capital lease-long term portion	$226,220	$-

Effective interest rate 14.70286%

36-month repayment from February 2007 to January 2010.

The capital lease has been arranged from Chailease International Finance Corporation in Jan 2007. The principal value is RMB 4,000,000 at inception and is to be repaid in 36 months from February 2007 to January 2010. The effective interest rate is 14.7% per annum. The balance of discount was $142,863 and the balance principal was $405,525 as at December 31, 2007.

NOTE 9 - STATUTORY RESERVES

As stipulated by the relevant laws and regulations for enterprises operating in PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company. The date the PRC subsidiaries have not allocated any statement reserves.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company and its subsidiaries have entered into several tenancy agreements for the lease of factory premises and staff quarters. The Company’s commitment for minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows as follows:

Year Ending December 31,
2008	$232,101
2009	243,706
2010 and thereafter	304,632
$780,439

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover their employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company. The three month period is a probation period after which the employee becomes part of permanent staff.

The initial determination of whether an employee is entitled to coverage is made by the Company, based on the statutory provisions for included employees. The employees have a right to appeal the Company’s decision not to provide the coverage, and, if an employee exercises this right and files a complaint against the Company and prevails, the Company may be required to pay for the insurance retroactively and pay an administrative fine. The Company believes that it is in compliance with applicable law and that any liability which it may incur will not be material.

Principal Customer

A significant percentage of the Company’s business is generated from one customer. The following table sets forth information as to the revenue derived from this customer that accounted for more than 10% of our revenue in for the years ended December 31, 2007 and 2006 (dollars in thousands).

	Year Ended December 31,
	2007		2006
Customer	Dollars	Percent	Dollars	Percent

Lite-on	28,126	50%	24,050	57%

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 11 - INCOME TAXES

The Company is registered in the Samoa and wholly owns its four subsidiaries in PRC. The Company has no any tax issue in Samoa.

The subsidiary, S.J. Electronics (Gongming Loutsun Shenzhen) Co., Ltd., is registered as an assembling factory which is no income tax obligation according to the Income tax regulation of PRC.

The other four subsidiaries owned by the Company are under the tax laws of PRC, those Subsidiaries are entitled to a preferential Enterprise Income Tax (“EIT”) rate of 15%, which a full exemption for the first two profitable years, followed by a 50% reduction on EIT for the following three consecutive years.

As a result of the above tax exemptions, there were no income taxes payable for the Company for at December 31, 2007 and 2006. Under current law, the Company is entitled to a 50% tax exemption for the following three years.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

NOTE 12 - SEGMENT INFORMATION

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Group believes that it operates in one business segment (research, development, production, marketing and sales of electronic products) and in one geographical segment (China), as all of the Company’s current operations are carried out in China.

NOTE 13 - OPERATING RISK

Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 14 - RELATED PARTY TRANSACTIONS

Name and relationship of related parties

	Company Name	Relationship
As at Dec 31, 2006	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd.	Same chairman as Shing Mei
	Guangxi Hezhou XU JUN Electronics Co., Ltd.	Same chairman as Shing Mei
	Xujun Electronic (Ganzhou) Co., Ltd	Same chairman as Shing Mei
	S.J. Electronics Technology (Shenzhen) Co., Ltd.	Same chairman as Shing Mei
	TechPower-Semi Enterprise Co., Ltd. (1)	Same chairman as Shing Mei
	S.J. International Pte., Ltd. (2)	Same chairman as Shing Mei
	S.J. Electronics Ltd. (3)	Same chairman as Shing Mei
	All Safe Cable Co., Ltd.	Same chairman as Shing Mei

As at Dec 31, 2007	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd.	Same chairman as Shing Mei
	Guangxi Hezhou XU JUN Electronics Co., Ltd.	Same chairman as Shing Mei
	Xujun Electronic (Ganzhou) Co., Ltd	Same chairman as Shing Mei
	S.J. Electronics Technology (Shenzhen) Co., Ltd.	Same chairman as Shing Mei
	FuChuan Xujun Science and Technology Elec. Co., Ltd.	Same chairman as Shing Mei
	TechPower-Semi Enterprise Co., Ltd. (1)	Same chairman as Shing Mei
	S.J. International Pte., Ltd. (2)	Same chairman as Shing Mei
	S.J. Electronics Ltd. (3)	Same chairman as Shing Mei
	All Safe Cable Co., Ltd.	Same chairman as Shing Mei

 Significant transactions with related parties:

(1) During 2007 and 2006 Shing Mei had sales of $3,224,998 and $0, respectively to this affiliate. The affiliate then reinvoiced the sale for the same amount to the end customer.

(2) During 2007 and 2006 Shing Mei had sales of $2,422,370 and $503,022, respectively to this affiliate. The affiliate then reinvoiced the sale for the same amount to the end customer.

(3) During 2007 and 2006 Shing Mei had sales of $29,156,626 and $28,829,427, respectively to this affiliate. The affiliate then reinvoiced the sale for the same amount to the end customer.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 14 - RELATED PARTY TRANSACTIONS (continued)

Due from related parties
	December 31,
	2007	2006

Techpower-Semi Enterprise PTE Ltd.	$-	$214,632

Due to related parties
	December 31,
	2007	2006

Peter Chang	$12,339	$-

Purchases
	December 31,
	2007	2006

All Safe Cable Co., Ltd.	$20,971,223	$14,976,661

For 2007, All Safe Cable Co., Ltd agreed to rebate 5% plus and additional 2.5% of purchase back to the Company. For the years ended December 31, 2007 this amounted to a reduction in purchases of $1,700,369.

The above related party transactions are not necessarily indicative of the transactions that would have been entered into had comparable transactions been entered into with independent parties.

Dividends Paid

As a result of the above noted sales and purchases with affiliates, during 2006 and 2005 the shareholder contributed amounts due for purchases from All Safe Cable Co., Ltd. to Additional Paid in Capital of approximately $ 7,225,000 which left the affiliated companies with an amount due the Company for collecting the Company’s accounts receivable of $8,309,269. On December 31, 2007, Shing Mei distributed these accounts receivable to its sole shareholder as a dividend of $8,309,269.

NOTE 15 - BRIDGE LOAN

In December, 2007 Shing Mei borrowed $2,250,000 by issuing a $2,250,000 face value convertible note due March 31, 2008 with a 10% interest rate. The note is convertible into the common stock of Shing Mei at a price of $0.50 per share. As part of the financing Shing Mei issued the lender 2,250,000 five year warrants to purchase the common stock of Shing Mei for $1.00 per share. The note is secured by 100% of the Company stock owned by Shing Mei’s management. Additionally, the Company paid a fee of $207,500 fo rthe debt issuance. The debt issuance expense is being amortized over the life of the loan. A balance of $185,183 remaining at December 31, 2007. $22,377 was charged to interest expense in 2007.

As part of a Securities Exchange Agreement in February,2008, Acheron issued 4,567,500 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors who previously had provided bridge financing to Shing Mei. These issuances were made in exchange for promissory notes evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 16 - INVESTMENT ADVISORY AGREEMENT

In November 2007, the Company entered into an investment advisory agreement whereby the Company has agreed to pay the advisor a fee of $175,000 annually beginning January, 2008. Additionally, at the closing of a reverse merger and PIPE transaction the advisor and shell shareholders will own a combined 10% of the reorganized public company. The investment advisory fee is payable from the proceeds of a future financing.

NOTE 17 - SUBSEQUENT EVENTS

Capital restructure - On January 21, 2008, the Board of Directors approved a resolution to reduce the Authorized Common from 100,000,000 to 40,000,000 shares.  As a result of this restructure the outstanding common shares will be reverse split on a 1 for 2.5 basis.  The financial statements have been restated to reflect the reverse split.